EXHIBIT 10(i)

                             GIVIGEST FIDUCIARIA SA

                                ONE TIME PROGRAM

                          INVESTMENT BANKING AGREEMENT



     THIS INVESTMENT BANKING AGREEMENT made this 13th day of August, 1999 by and between:

     GIVIGEST  FIDUCIARIA  SA
     Corso  Elvezia  4,
     CH-6901  Lugano,  Switzerland
     a  Swiss  Corporation  (hereinafter  referred  to  as  "GIVIGEST"),  and;

     AIR  PACKAGING  TECHNOLOGIES,  INC.
     25260  Rye  Canyon  Road,
     Valencia,  California,  USA
     (hereinafter  referred  to  as  "COMPANY");


 collectively  GIVIGEST  and  COMPANY  hereinafter referred to as "the parties".

                                   WITNESSETH:

     WHEREAS,  GIVIGEST   is   an   investment  banking,  financial,  management
consulting and strategic planning firm, with expertise in the dissemination of information about publicly traded companies, and

     WHEREAS, COMPANY is publicly held with its common stock trading Over the Counter (OTC) under the ticker symbol "AIRP",

     WHEREAS, COMPANY desires to place a private placement of 7% Convertible Debentures to institutional and accredited investors as more particularly described in Addendum "B", attached hereto, and

     WHEREAS, GIVIGEST is willing to accept COMPANY as a client; and assist COMPANY to place the above mentioned private placement,

     WHEREAS, GIVIGEST is a company under the laws of the State of Ticino, Country of Switzerland and, through its financial and investment banking functions, makes venture capital investments on behalf of itself and clients; and

     THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follow:


DEFINITIONS  AND  INTERPRETATIONS

1.     CAPTIONS  AND  SECTION  NUMBERS

The headings and section references in this Investment Banking Agreement are for convenience or reference only and do not form a part of this agreement and are not intended to interpret, define or limit the scope, extent or intent of this Investment Banking Agreement or any provisions thereof.

2.     EXTENDED  MEANINGS

The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this agreement will relate to the whole of this Investment Banking Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.     NUMBER  AND  GENDER

In this Investment Banking Agreement, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice-versa.

4.     SECTION  REFERENCES  AND  SCHEDULES

Any  reference  to  a  particular  "article", "section", "paragraph"   or  other
subdivision of this Investment Banking Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Investment Banking Agreement.


AGREEMENT

5.     APPOINTMENT

COMPANY hereby appoints and engages GIVIGEST, on a non-exclusive basis, as its investment banking and financial planning counsel for Switzerland and Italy, and hereby retains and employs GIVIGEST upon terms and conditions of this Investment Banking Agreement.

GIVIGEST accepts such appointment and agrees to perform the services upon the terms and conditions of said Investment Banking Agreement.

6.     FIRST  ENGAGEMENT

COMPANY engages GIVIGEST to place the private placement, as described on Addendum "B", to prospective investors as further described below and subject to the further provisions of this Investment Banking Agreement.

 GIVIGEST hereby accepts said engagement and COMPANY as a client and agrees to provide the services as further described below and subject to the further provisions of this Investment Banking Agreement.

7.     AUTHORITY  AND  DESCRIPTION  OF  SERVICES

During the term of this Agreement, GIVIGEST shall furnish various professional services. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A", which is attached hereto and made a part hereof by this reference, and/or as follows:

8.     TERM  OF  AGREEMENT

This agreement shall become effective upon execution hereof and shall continue thereafter through and including October 15, 1999 or in case of paragraphs 10,11,12(d),12(e),17,18,23,24,26, and 30 so long as any of the debentures that are to be offered to the private placement are outstanding.

9.     WHERE  SERVICES  SHALL  BE  PERFORMED

GIVIGEST services shall be performed at the main office location of GIVIGEST in Lugano (Switzerland), or other such designated location(s) as GIVIGEST and COMPANY agree are the most advantageous for the work to be performed.


10.     LIMITATIONS  ON  RELEASE  OF  INFORMATION

The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in house "due diligence" or "compliance departments of brokerage houses, etc. Accordingly, GIVIGEST agrees as follows:

(a) GIVIGEST will NOT release any financial or other information or data about COMPANY that has not previously been publicly disseminated, without the consent and approval of COMPANY.

(b) GIVIGEST will NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and allowing COMPANY to elect to have a representative of COMPANY attend such meeting.

11.     DUTIES  OF  COMPANY

(a) COMPANY shall supply GIVIGEST, on a regular and timely basis, with all approved data and information about COMPANY, its management, its product and its operations; and COMPANY shall promptly advise GIVIGEST of any facts which would affect the accuracy of any prior data and information previously supplied to GIVIGEST so that GIVIGEST may take corrective action.

(b) COMPANY shall promptly supply GIVIGEST with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales material, etc

(3) COMPANY will immediately notify GIVIGEST if it intends to make any additional private or public offering of securities, including an S-8 or other registered offering, a Regulation S placement, or any other public or private placement or distribution of its securities and, if reasonably possible, give GIVIGEST a first right of refusal to make such offering or placement upon the same terms and conditions.

(4) COMPANY will immediately notify GIVIGEST at least 30 days prior to any insider selling of COMPANY'S stock, an insider being defined as any officer, director, or holder of five (5) per cent or more of COMPANY'S outstanding securities.

(e) In that GIVIGEST shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities and, in light of the fact that GIVIGEST imposes restrictions on such transactions to guard against trading on the basis of material non public information, COMPANY shall contemporaneously notify GIVIGEST if any information or data being supplied to GIVIGEST has not been generally released or promulgated.

(f) COMPANY will cause the outstanding common shares to be reverse split on a 1 new share for 10 old share basis no sooner than October 15, 1999 and no later than December 31, 1999.

(g) COMPANY will cause DTC sheets to be provided to GIVIGEST on a weekly basis and will pay all costs thereof.

(h) COMPANY will provide GIVIGEST, at no cost, a quarterly shareholder list and, in addition will provide a list anytime the shareholdings of any shareholder holding 5% or more of COMPANY'S shares is transferred.

(i) COMPANY will notify GIVIGEST, in advance, of its intention to issue to COMPANY officers, directors, employees, or consultants any new options or warrants on its common stock.

12.     REPRESENTATIONS  AND  INDEMNIFICATION

(A) In that GIVIGEST relies on information provided by COMPANY for a substantial part of its efforts, COMPANY represents that said information provided by COMPANY will be neither false nor misleading nor will COMPANY fail to disclose information necessary to make the other information provided not misleading.

(b) COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to GIVIGEST and COMPANY acknowledges its awareness that GIVIGEST will rely on such continuing representation in disseminating such information and otherwise performing its investment banking functions.

(c)        GIVIGEST, in the absence of notice in writing from COMPANY, will rely
on  the continuing accuracy of         materials, information, and data supplied
by  COMPANY.

(d) COMPANY hereby agrees to hold harmless and indemnify GIVIGEST against any claims, demands, suits, loss, damages, liabilities and expenses arising out of GIVIGEST's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless GIVIGEST has been negligent in performing its duties and obligations hereunder.

(e) GIVIGEST hereby agrees to hold harmless and indemnify COMPANY and its officers and directors against any claims, demands, suits, loss, damage, liabilities and expenses incurred which arise out of the services to be provided by GIVIGEST to COMPANY, but only to the extent that such claims, demands, suits, loss, damage, liabilities and expenses shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact made by GIVIGEST in the offer and sale of COMPANY'S debentures.

(f) COMPANY shall cooperate fully and timely with GIVIGEST to enable GIVIGEST to perform its duties and obligations under this agreement.

(g) The execution and performance of this Investment Banking Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.

(h) The performance by COMPANY of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation to which COMPANY may be bound.


13.     COMPENSATION

(a) For its Investment Banking services, COMPANY shall make payment to GIVIGEST according to the terms and conditions set forth in Addendum "A".

(2)      All  moneys  payable hereunder shall be in U.S. funds and drawn on U.S.
banks.


(c) For all services not within the scope of this agreement, COMPANY shall pay to GIVIGEST such fee(s) as, and when, the parties determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.

14.     BILLING  AND  PAYMENT

Finder's Fees will by paid by wire within three days after COMPANY has received the funds from any sale of its securities under this agreement. Billing and payments for any special services shall be agreed on a case by case basis.

15.     GIVIGEST  AS  AN  INDEPENDENT  CONTRACTOR

GIVIGEST shall provide said services as an independent contractor and not as an employee of COMPANY nor of any company affiliated with COMPANY. GIVIGEST has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase and such action can not be construed to be made in good faith or with the acceptance of COMPANY, thereby becoming the sole responsibility of GIVIGEST. GIVIGEST is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits of afforded COMPANY employees. GIVIGEST shall be solely responsible for any Federal State or Local Taxes; and should COMPANY for any reason be required to pay taxes at a later date, GIVIGEST shall insure such payment is made by GIVIGEST and not COMPANY. GIVIGEST shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

16.     GIVIGEST  NOT  TO  ENGAGE  IN  CONFLICTING  ACTIVITIES

During the term of this agreement, GIVIGEST shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by GIVIGEST and understands that GIVIGEST does and shall represent and service other multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of GIVIGEST.

17.     PROPRIETARY  INFORMATION

GIVIGEST shall treat as proprietary any and all information, not previously publicly disclosed, belonging to COMPANY, its affiliates, or any third parties and disclosed to GIVIGEST in the course of the performance of GIVIGEST Services.

18.     INSIDE  INFORMATION  -  SECURITIES  VIOLATIONS

In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of COMPANY business and/or affiliate companies shall be divulged to GIVIGEST. In such event GIVIGEST will not divulge, discuss, or otherwise reveal such information to any third parties.

19.     DISCLOSURE

GIVIGEST shall disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related directly or indirectly, to any activity that GIVIGEST may be involved with on behalf of COMPANY.

20.     WARRANTY  AGAINST  CONTEMPLATION  OF  AGREEMENT  FOR  RELATED  CORRUPT
PRACTICES

GIVIGEST represents and warrants that all payments and other valuable consideration paid or to be paid under this agreement constitutes compensation for services rendered that this agreement; all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations will not be used to influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

21.     SEVERABILITY

If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforceable as so limited.

22.     TERMINATION  OF  AGREEMENT

This Investment Banking Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:

(a) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary,

(b)     Upon  the  other  party taking the benefit of any insolvency law, and/or

(c) Upon the other party having or applying for a receiver appointment for either party.

(d     Upon the discovery of false, misleading, or fraudulent misrepresentations by either party or the breach of any warranty, representation of covenant contained herein by either party.

(e) In the event COMPANY fails or refuses to cooperate with GIVIGEST or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A". In such a case, GIVIGEST shall have the right to terminate any further performance under this agreement and upon, notification thereof, all earned compensation shall become immediately due and payable.

23.     ATTORNEY  FEES

In the event either party is in default of the terms and conditions of this Investment Banking Agreement and legal action is initiated or suit be entered as a result of such a default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses, court costs through trial, appeal and to final disposition (if applicable), and all costs of arbitration provided for herein.

24.     RETURN  OF  RECORDS

Upon termination of this agreement, GIVIGEST shall deliver all of Company's records, notes, data, memorandum, models and equipment of any nature that are in the control of GIVIGEST.


25.     Miscellaneous

(1) Effective date of representations shall be no later than the date of the signing of this agreement by both parties.

(2) Currency: in all instances, references to dollars shall be deemed to be United States Dollars

26.     NOTICES

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier or actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice; and in connection therewith, the parties and their respective counsel agree that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this agreement to be given shall be given to the respective parties at the following addresses:

     GIVIGEST:
     GIVIGEST  FIDUCIARIA  SA
     Corso  Elvezia  4,
     CH-6901  Lugano,  Switzerland
     Telephone:     +4191-921-1821
     Fax:           +4191-921-1823

     COMPANY:
     AIR  PACKAGING  TECHNOLOGIES,  INC.
     25260  Rye  Canyon  Road,
     Valencia,  California,  USA
     Telephone     1-661-294-2222
     Fax:          1-661-294-0947

27.     TIME  IS  OF  THE  ESSENCE

Time is hereby expressly made of the essence of this Investment Banking Agreement with respect to the performance by the parties of their respective obligations hereunder.

28.     INUREMENT

This Investment Banking Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda attached hereto.

29.     ENTIRE  AGREEMENT

This Investment Banking Agreement contains the entire agreement of the parties and may be modified or amended only by agreement, in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Investment Banking Agreement or relating to the business of GIVIGEST. This agreement supersedes all previous agreements between GIVIGEST and COMPANY.

30.     APPLICABLE  LAW

This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Ticino. If any provision of this Investment Banking Agreement is declared void, such provisions shall be deemed severed from this agreement, which shall otherwise remain in full force and effect. Any controversy or claim arising out of, relating to this agreement, or the breach thereof, shall be settled by arbitration in the Lugano District, Ticino in accordance with the rules then promulgated by said Courts, the Court shall appoint an arbitrator, and judgment upon award rendered may be entered in the courts of the Lugano District, Ticino or any other court having jurisdiction, which award and/or judgment shall include reasonable attorney's fees.

31.     ACCEPTANCE  BY  GIVIGEST

This Investment Banking Agreement is not valid or binding upon GIVIGEST unless and until executed by the President or other duly authorized executive officer of GIVIGEST at its home office in Lugano, Switzerland.

32.     NON-WAIVER

The failure of either party at any time to require any such performance by any other part shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

33.     EXECUTION  IN  COUNTERPARTS

This agreement may be executed in counterparts, not withstanding the date or dates upon which this agreement is executed and delivered by any of the parties, and each shall be deemed to be an original and all of which will constitute one and the same agreement.

34.           Costs

All costs and expenses incurred in the preparation of this agreement shall be borne solely by COMPANY.


IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.

For  and  in  behalf  of:                         For  and  in  behalf  of:

COMPANY                                      GIVIGEST

AIR  PACKAGING  TECHNOLOGIES,  INC.          GIVIGEST  FIDUCIARIA  SA

a  US  Company                               a  Swiss  Company

By     /s/  Donald  M. Ochacher               By    /s/  Claudio Gianascio
       ------------------------                     ----------------------
       Donald  M.  Ochacher                         Claudio  Gianascio
       President                                    President

                             GIVIGEST FIDUCIARIA  SA
                                ONE TIME PROGRAM
                          INVESTMENT BANKING AGREEMENT

                                  ADDENDUM "A"



SPECIFIC  SERVICES

1. GIVIGEST agrees to use its efforts to place COMPANY's $2,000,000 7% Convertible Debentures (hereinafter "Debentures"), as described on Addendum "B".

2. GIVIGEST commits to place $1,500,000 of COMPANY's Debentures on a firm basis, as that term is commonly used.

3. GIVIGEST will use its best efforts to place the remaining $500,000 of COMPANY's Debentures.

4. GIVIGEST commits to place the first $500,000 of COMPANY's Debentures no later than August 13, 1999.

5.          GIVIGEST   commits   to  place  the  next  $1,000,000  of  COMPANY's
Debentures  no  later  than  September  15,  1999.

6. GIVIGEST will use its best efforts to place the remaining $500,000 of COMPANY's debentures no later than October 15, 1999.


COMPENSATION

10% commission on all funds received by COMPANY through the sale of the Debentures subject to this agreement, including but not limited to the sale of the aforementioned debentures by GIVIGEST directly, received from investors or subscribers presented by GIVIGEST, or received from persons related to or referred by any such investor or subscriber.



For  and  in  behalf  of:                         For  and  in  behalf  of:

COMPANY                                      GIVIGEST

AIR  PACKAGING  TECHNOLOGIES,  INC.          GIVIGEST  FIDUCIARIA  SA

a  US  Company                               a  Swiss  Company

By     /s/  Donald  M. Ochacher               By     /s/  Claudio Gianascio
       ------------------------                      ----------------------
      Donald  M.  Ochacher                          Claudio  Gianascio
      President                                     President

                             GIVIGEST FIDUCIARIA  SA
                                ONE TIME PROGRAM
                          INVESTMENT BANKING AGREEMENT

                                  ADDENDUM "B"


DESCRIPTION  OF  DEBENTURES

1.          4 year 7% Convertible Debentures of Air Packaging Technologies, Inc.

2.          Conversion  Price
a. Convertible into common stock of COMPANY at anytime within two years of issue date at $0.15 per share.
b. Convertible into common stock of COMPANY at anytime between the first day of the third year and the last day of the fourth year after issue date at $0.25
c. Conversion feature expires at 12:00 midnight Los Angeles, California time on the last day of the fourth year after the issue date.

3. Payable in full, if not converted, upon surrender of debenture to COMPANY no sooner than the first day of the fifth year after issue date.

4.          Interest
a.   Payable  annually  in  arrears.
b. Payable, at the option of holder, in unregistered common stock of COMPANY at a 20% discount to the average bid price of COMPANY's common stock during the 30 business days immediately prior to payment date, if COMPANY is notified of the election a minimum of 15 days prior to the payment date. For the purpose of this paragraph the "payment date" is defined as the 365th day from the issue date or the last payment date, as applicable.
c. At COMPANY's option, COMPANY may choose to register said dividend shares. In such event, the dividend shall be payable at the average bid price of COMPANY's common stock for the 30 business days immediately prior to payment date. If COMPANY chooses this option, it will use its best efforts to register the dividend shares as soon as practicable after payment date.
D. Notwithstanding anything to the contrary, the minimum price to be used to compute the number of shares to be issued as a dividend shall be $0.15.

5.          Issuance  of  Debentures

a. The Debentures will be issued in the names and denominations as directed by GIVIGEST, provided, that COMPANY shall be entitled to request information from GIVIGEST concerning any purchaser and approve any purchaser of the Debentures, which approval shall not be unreasonably withheld or delayed.

REGISTRATION  RIGHTS  AND  OTHER  FEATURES

1.          Registration  Rights

a. Company will use its best efforts to file a registration with the US Securities and Exchange Commission within 30 days of this agreement to register the debentures and the underlying common shares upon conversion.

b. Company will use its best efforts to cause said registration statement to become effective by December 31, 1999 and will use its best efforts to maintain said registration until 6 months after the conversion of all of the debentures or the expiration of the conversion rights, whichever comes first.

2.  Other  Features

a. The minimum amount of debentures that can be converted at any time by any debenture holder shall be $100,000.

b. Debentures shall be senior in preference to all other debentures whether presently outstanding or issued in the future unless unanimously agreed to by the debenture holders in the particular case.

SUBSCRIBERS  &  EXEMPT  PLACEMENT

a. The aforementioned debentures shall be offered by GIVIGEST only to accredited institutions and individuals as that term is defined under the Securities Act of 1933 and the rules promulgated thereunder (hereinafter "The Act")and only to institutions and individuals which acknowledge that they are acquiring the Debentures with an investment intent and not with a view to resale unless registered.

b. The Debentures will be offered and sold pursuant to an exemption from registration under The Act and, as such, both the Debentures and the common shares issued upon conversion will be issued with a restrictive legend and may not be resold, hypothecated, or transferred within the US or to a US person, as that term is defined under The Act, unless and until a registration statement covering the debentures and underlying shares is in effect or an exemption from registration for said sale, hypothecation, or transfer is applicable to said action.




For  and  in  behalf  of:                         For  and  in  behalf  of:

COMPANY                                      GIVIGEST

AIR  PACKAGING  TECHNOLOGIES,  INC.          GIVIGEST  FIDUCIARIA  SA

a  US  Company                               a  Swiss  Company

By      /s/  Donald  M. Ochacher               By    /s/  Claudio Gianascio
        ------------------------                     ----------------------
        Donald  M.  Ochacher                        Claudio  Gianascio
        President                                   President